EXHIBIT 4-A
-----------
(Carlyle - XIII)


                        PROMISSORY NOTE SECURED

                           BY DEED OF TRUST
                        -----------------------

                                                          As of
$20,225,000                Chicago, Illinois           June 22, 1983


     FOR VALUE RECEIVED, the undersigned, CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIII, a limited partnership ("Buyer"), promises to pay ERNEST
W. HAHN, INC., a California corporation ("Seller"), the sum of TWENTY MILLION TWO HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($20,225,000), without interest, as follows:

     1.    PAYMENTS.

     A. On December 27, 1983, the undersigned shall make a payment hereunder of $10,225,000.

     B. On December 31, 2013, the undersigned shall make a payment hereunder of $9,800,000.

     C. On January 31, 2014, the undersigned shall make a payment hereunder of $100,000.

     D. On February 28, 2014, the undersigned shall make a payment of the balance owing hereunder (viz., $100,000).

     2. As used in this Note, the following terms have the following meanings:

     A. "Sale Agreement" means that certain agreement by and between Seller and Buyer, dated as of June 22, 1983, providing for, among other things, the sale by Seller of certain real property in Long Beach, California ("Said Premises") encumbered by the "Purchase Price Encumbrance", as such agreement has been or shall hereafter be amended.

     B. "Purchase Price Encumbrance" means that certain deed of trust of even date herewith, executed by Buyer, as Trustor, the Seller, as Beneficiary, covering certain Said Premises and securing this Note.

     3. The undersigned may not prepay the unpaid balance of principal under this Note in whole or in part at any time or times.

     4. This Note evidences a portion of the purchase price of certain improved real and personal property located in Long Beach, California, as is secured by the Purchase Price Encumbrance, and is further subject to and governed by the provisions contained in or referred to in the Purchase Price Encumbrance. All of the terms and provisions of the Purchase Price Encumbrance are incorporated herein by this reference.

     5. No individual who is a general partner in Buyer, and no limited or general partner (whether an individual or otherwise) in any partnership which itself is a general partner in Buyer, shall have any personal liability, directly or indirectly, under this Note or under the Purchase Price Encumbrance or any other security agreement or instrument, and Payee hereof and each successor and assign of Payee have waived and hereby waive all such personal liability of such individuals and partners; provided, however, the foregoing waiver of liability of such individuals and partners shall not preclude Payee from recovering a judgment hereunder against the assets of Buyer (including Said Premises) or the assets of the corporate general partner of Buyer.

     6. Should default be made in the payment of any installment when due hereunder, or should a default occur under the Purchase Price Encumbrance, the same shall not be cured with 10 days after the holder of this Note gives written notice of such default to the undersigned where the default is the failure to pay a sum of money hereunder, or within 45 days after such holder gives written notice of such default to the undersigned where the default is other than the failure to pay a sum of money payable hereunder, then, at the election of such holder of this Note, the whole sum of principal shall become immediately due and payable. Where such default is the failure to pay money, then the same shall be deemed to be cured if such money shall be paid within such 10-day period, and when the default is other than the failure to pay money, then the same shall be deemed to be cured if the curing of the same shall be commenced within such 45-day period and diligently carried to completion. All amounts due hereunder are payable in lawful money of the United States. In the event that more than five days prior to the date a payment is due hereunder, Payee requests in writing that such payment be made by wire transferring the same to a specified account of Payee, then such payment shall be made by wire transfer to such account. The validity and construction of this Note and all matters pertaining hereto are to be determined according to the laws of the State of Illinois, unless Payee elects to enforce its remedies against Said Premises under the Purchase Price Encumbrance, in which event such enforcement shall be governed in accordance with the laws of the State of California.

     7. The undersigned hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except for such notices as may be specifically provided in the Purchase Price Encumbrance. Payments hereunder shall be mae without setoff or counterclaim.

     8. In the event either the undersigned or the holder of this Note shall institute any action or proceeding against the other relating to the collection or enforcement of this Note, any default hereunder or any provision hereof, then, and in that event, the finally unsuccessful litigant in such action or proceeding shall reimburse the finally successful litigant therein for the reasonable expenses of attorneys' fees and disbursements incurred therein by the finally successful litigant and the amount of such fees and disbursements shall be included in the final judgment rendered in such action or proceeding. In the event a payment hereunder is not made at the time required, then during the period that such payment is delinquent, the undersigned shall pay as a collection fee an amount equal to 1.5% of the payment in default multiplied by the number of whole or partial months of such default (but in no event more than the maximum rate permitted by law).

     9. Any notice, demand or document given or delivered hereunder, shall, in the case of a notice, be in writing and may be personally delivered, given or made by United States registered or certified mail, return receipt requested, addressed as follows: to Payee, 3666 Kearny Villa Road, San Diego, California 92123, Attention: Chief Financial Officer (with copies to (i) Legal Department, Ernest W. Hahn, Inc., 3666 Kearny Villa Road, San Diego, California 92123, and (ii) Kaye, Scholer, Fierman, Hays & Handler, 425 Park Avenue, New York, New York 10022,
Attention: Eugene A. Pinover, Esq.); to the undersigned, 875 North Michigan Avenue, Suite 3900, Chicago, Illinois 60611, Attention: Mr. Robert J. Chapman (with copy to Lawler, Felix & Hall, 700 South Flower Street, Los Angeles, California 90017, Attention: Leo J. Pircher, Esq.); subject to the right of Payee or the undersigned to designate a different address for itself by notice similarly given. Any notice, demand or document so given, delivered or made by United States mail shall be deemed to have been given, delivered or made on the third business day after the same is deposited in the United States mail as registered or certified matter, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail as aforesaid shall be deemed to be given, delivered or made only upon receipt of the same by the one to whom the same is to be given, delivered or made.

     10. The terms "Undersigned", as used in this Note, and "Trustor", as used in the Purchase Price Encumbrance, mean Buyer and each successor and assign of the same as obligor of this Note and trustor under the Purchase Price Encumbrance. The terms "Payee", as used in this Note, and "Beneficiary" as used in the Purchase Price Encumbrance, mean Seller, and each successor and assign of the same as payee under or holder of this Note and beneficiary under the Purchase Price Encumbrance (including, where such successor or assign is a trust, both the trustees and beneficiaries thereof).

     11. Without the prior written consent of the undersigned, this Note may not be negotiated or assigned, pledged or hypothecated, in whole or in part, on or before June 30, 1984. Any attempted negotiation, assignment, pledge or hypothecation in violation of the foregoing shall be void.



                                  CARLYLE REAL ESTATE LIMITED
                                  PARTNERSHIP - XIII,
                                  a limited partnership


                                  By:  CARLYLE-XIII MANAGERS, INC.,
                                       an Illinois corporation,
                                       General Partner

                                       By:   executed signature
                                             --------------------
                                             Vice President